Project Oslo
CONFIDENTIAL
July 19, 2007
PRELIMINARY | SUBJECT TO FURTHER REVIEW AND EVALUATION
THESE MATERIALS MAY NOT BE USED OR RELIED UPON FOR ANY PURPOSE OTHER THAN AS SPECIFICALLY CONTEMPLATED BY A WRITTEN AGREEMENT WITH CREDIT SUISSE.
Exhibit (c)(2)

Share Price ($)
Volume in Thousands

CREDIT SUISSE

CONFIDENTIAL
Russia Share Price Performance
Source: Factset, public filings.
Key Trading Statistics
LTM Share Price Performance
Closing stock
price at 7/16/07 $66.62
Change Low High
1-month 30% $50.58 $69.91
3-month 14% $47.84 $69.91
6-month 32% $47.64 $69.91
12-month 193% $22.09 $69.91
$20.0
$30.0
$40.0
$50.0
$60.0
$70.0
$80.0
7/17/06 9/11/06 11/06/06 1/01/07 2/26/07 4/23/07 6/18/07
0
100
200
300
400
500
600
700
800
900
1,000
Volume Russia
2007Q1 Results
announcement
Acquisition of 51% stake in
California Telecom
Press rumours about
Viking's interest in Russia
Last Twelve Months Entry Prices (US$)
18.3%
8.6%
45.6%
17.9%
9.6%
–
10.0%
20.0%
30.0%
40.0%
50.0%
$22-$32 $32-$41 $41-$51 $51-$60 $60-$70

Share Price ($)
Volume in Thousands

CREDIT SUISSE

CONFIDENTIAL
28.5%
8.9%
25.8%
21.0%
15.7%
–
5.0%
10.0%
15.0%
20.0%
25.0%
30.0%
$44-$59 $59-$73 $73-$88 $88-$103 $103-$117
Viking Share Price Performance
LTM Share Price Performance
Key Trading Statistics
Source: Factset, public filings.
Note: Volume does not include 570 shares that were traded in the last 12 months on the
Moscow exchange.
Last Twelve Months Entry Prices (US$)
Closing stock
price at 7/16/07 $112.50
Change Low High
1-month 5% $104.39 $117.09
3-month 17% $95.77 $117.09
6-month 46% $76.35 $117.09
12-month 154% $43.96 $117.09
$20.0
$40.0
$60.0
$80.0
$100.0
$120.0
$140.0
7/17/06 9/11/06 11/06/06 1/01/07 2/26/07 4/23/07 6/18/07
0
500
1,000
1,500
2,000
2,500
3,000
3,500
4,000
Volume Viking
Press rumours about
Viking's interest in Russia

CONFIDENTIAL
Relative Share Price Performance
LTM Relative Share Price Performance
Source: Factset.
50.0
100.0
150.0
200.0
250.0
300.0
350.0
7/17/06 9/11/06 11/06/06 1/01/07 2/26/07 4/23/07 6/18/07
Russia Viking DJ Stoxx Telecom Russia RTS Index
192.8%
33.7%
153.6%
39.2%

CONFIDENTIAL
Equity Analysts’ Perspective Summary – Russia
Analyst Recommendations Development of Analyst Recommendations
Source: Reuters estimates, Equity research, Current price as of
16th
July, 2007.
6 6
7
7
7
6 5
4
6
5
4
4
1 1
2
4
4
5
4
4
4
5
5
6
1 1
1
1
0%
20%
40%
60%
80%
100%
$0
$10
$20
$30
$40
$50
$60
Buy Hold Sell Consensus Target Price
Aug-06 Sep-06 Oct-06 Nov-06 Dec-06 Jan-07 Feb-07Mar-07 Apr-07 May-07 Jun-07 Jul-07
Source: Reuters estimates.
TARGET PREMIUM TO
BROKER DATE RECOMM. PRICE (US$) CURRENT PRICE
Goldman Sachs
09-Jul-07 HOLD $67.00 0.6%
MDM Bank
06-Jul-07 BUY 67.90 1.9%
Credit Suisse
06-Jul-07 BUY 63.10 (5.3%)
Morgan Stanley
06-Jul-07 BUY 66.50 (0.2%)
URALSIB 30-May-07 HOLD 48.00 (27.9%)
Renaissance Capital (Russia)
15-May-07 HOLD 52.00 (21.9%)
Merrill Lynch
09-May-07 HOLD 55.00 (17.4%)
UBS
25-Apr-07 SELL 43.40 (34.9%)
Average Overall $57.86
Average Buy 65.83
Avearge Hold 55.50
1 1
1
1

CONFIDENTIAL
Russia Management Forecasts vs.
Consensus Estimates
Source: Russia management forecasts per Russia management as of 7/13/2007.
IBES consensus estimates as of 7/16/2007.
(1) Management forecasts for capex only available to FY2008.
(2) Sourced from the following research reports: Credit Suisse (2/15/2007), Goldman Sachs (7/09/2007), ING (3/19/2007), Merrill Lynch (5/09/2007), Morgan Stanley (4/13/2007).
(US$ in millions)
2006A 2007E 2008E 2009E 2010E 2011E 2012E
Revenues
Management Forecasts 855 1,244 1,691 2,189 2,731 3,151 3,475
Growth 45.5% 35.9% 29.5% 24.8% 15.4% 10.3%
IBES Consensus 855 1,079 1,342 1,777
Growth 26.2% 24.4% 32.5%
Difference 0 165 349 412
% – 15.3% 26.0% 23.2%
EBITDA
Management Forecasts 227 335 547 697 921 1,071 1,180
Growth 47.5% 63.1% 27.5% 32.1% 16.2% 10.2%
Margin 26.6% 27.0% 32.4% 31.9% 33.7% 34.0% 34.0%
IBES Consensus 227 291 357 486
Growth 28.1% 22.4% 36.3%
Margin 26.6% 27.0% 26.6% 27.3%
Difference 0 44 191 211
% – 15.2% 53.4% 43.5%
EBIT
Management Forecasts 127 201 378 461 650 745 824
Growth 57.9% 88.3% 21.9% 41.0% 14.6% 10.6%
Margin 14.9% 16.1% 22.4% 21.1% 23.8% 23.6% 23.7%
IBES Consensus 127 167 204 310
Growth 31.6% 21.9% 51.8%
Margin 14.9% 15.5% 15.2% 17.4%
Difference 0 33 174 151
% – 20.0% 85.4% 48.9%
EBITDA-Capex
Management Forecasts
(1)
48 -0 226
Growth (100.6%) nm
Margin 5.6% (0.0%) 13.4%
Research Consensus
(2)
103 9 90 209
Growth (91.3%) nm 132.2%
Margin 12.0% 0.8% 6.7% 11.8%
Difference -54 -9 136
% (53.0%) (103.4%) 150.6%

CONFIDENTIAL
Russia Capitalisation
Capitalisation Table Options Table
(7)
US$ millions (except stock price)
Closing Stock Price
(1)
$66.62 Number Outstanding Exercise Prices Average Remaining
Basic Shares (mn)
(2) 40
and Exercisable Contractual Life
Fully Diluted Shares(mn) 40 Scheme 1 103,997 $12.00 4.5
Market Capitalisation $2,679
Scheme 2 38,918 $15.63 2.8
Debt
(3)
313 Scheme 3 10,000 $19.45 1.4
Cash
(4)
256 Scheme 4 2,500 $26.32 3.4
Adjustments
(5)
179 Scheme 5 2,500 $26.61 2.4
Enterprise Value $2,915
SARS 368,717 $28.75 na
Total 526,632
Implied Multiples
(6)
2007E 2008E 2009E
Total shares exercised 526,632
EV / EBITDA 10.0x 8.2x 6.0x Total proceeds ($) $12,783,691
P / E 23.9x 19.6x 14.3x Shares Repurchased 191,890
Current Net debt / EBITDA 0.2x 0.2x 0.1x Net Shares Issued 334,742
Source: Russia public filings, except as otherwise noted.
(1) Closing stock price as of July 16, 2007.
(2) Basic share count per Russia 3/31/2007 Form 10Q. Includes 3.1 million shares issued to California shareholders.
(3) Debt as of 3/31/2007 includes short and long-term debt, finance lease obligations and liability for acquisition. Pro forma for assumption of $9m of debt following acquisition of California and $180m additional debt per public filing.
(4) Cash as of 3/31/2007 pro forma for $10m of cash consideration for California in addition to $4.5m and $1.7m cash consideration for acquisitions of ZAO Telecom Agency and 3C Russia, respectively. In addition, assumed pro forma debt increase of $180m held as cash on balance sheet.
(5) Book value of associates and minorities as per Russia Form 10Q as of 3/31/2007 in addition to transaction value of minorities (California) using Russia price on date of transaction announcement (12/20/2006) of US$43.98 for the 8% consideration / 3.1m shares issued to California shareholders. Calfornia transaction closed 29 June 2007.
(6) Based on IBES Consensus estimates.
(7) Use of treasury method for the calculation of diluted shares. Source: Russia 12/31/2006 Form 10K and 3/31/2007 Form 10Q. SARs treated as options.

CONFIDENTIAL
Viking Capitalisation
Capitalisation Table Options Table
(7)
US$ millions (except stock price)
Closing Stock Price
(1)
$112.50 Number Outstanding Exercise Prices Average Remaining
Basic Shares (mn)
(2) 205
and Exercisable Contractual Life
Fully Diluted Shares(mn) 205 Scheme 1 159,568 $34.23 2.5
Market Capitalisation $23,102
Scheme 2 120,000 $44.25 3.3
Debt
(3)
2,546 Scheme 3 54,144 $15.30 1.8
Cash
(4)
739
Adjustments
(5)
1,037
Enterprise Value $25,947
Total 333,712
Implied Multiples
(6)
2007E 2008E 2009E
Total shares exercised 333,712
EV / EBITDA 7.5x 6.4x 6.1x Total proceeds ($) $11,599,618
P / E 17.2x 13.3x 11.8x Shares Repurchased 103,108
Current Net debt / EBITDA 0.5x 0.4x 0.4x Net Shares Issued 230,604
Source: Viking public filings, except as otherwise noted.
Note: No value attributed to Viking's preference shares.
(1) Closing stock price as of July 16, 2007.
(2) Basic share count per Viking 12/31/2006 Form 20F.
(3) Debt as of 3/31/2007 per Viking Form 10Q includes short and long-term debt. Pro forma for acquisition of remaining 10% stake in Armentel of €38.6m as per Viking press release 18 April 2007.
(4) Cash and cash equivalents as of 3/31/2007 per Viking Form 10Q.
(5) Market value of minorities estimated using "Viking minority interest adjustment" as per Deutsche Bank research report as of 8 June 2007.
(6) Based on Deutsche Bank research report, 8 June 2007.
(7) Use of treasury method for the calculation of diluted shares. Viking 12/31/2006 Form 10K. Number of options multiplied by 4 to be comparable to number of ADSs. Equally, exercise prices divided by 4.

CONFIDENTIAL
Illustrative Purchase Price Matrix
(All in $m unless otherwise stated)
Closing Stock
Price
16/07/2007
Illustrative Purchase Price $66.62 $69.95 $73.28 $76.61 $79.94
Premium to Current % 0.0% 5.0% 10.0% 15.0% 20.0%
Shares Outstanding (m)
(1)
39.9 39.9 39.9 39.9 39.9
Dilutive Options (m)
(2) 0.3 0.3 0.4 0.4 0.4
Full Diluted Shares Outstanding (m) 40.2 40.2 40.2 40.2 40.3
Market Capitalisation ($m) 2,679 2,814 2,949 3,083 3,218
Net Debt  / (Net Cash) ($m)
(3)
236 236 236 236 236
Enterprise Value ($m) 2,915 3,050 3,185 3,319 3,454
Financials
Implied Multiples - Mgmt Forecasts
EV / EBITDA 2006A 227m 12.8x 13.4x 14.0x 14.6x 15.2x
EV / EBITDA 2007E
335m
8.7x 9.1x 9.5x 9.9x 10.3x
EV / EBITDA 2008E 547m 5.3x 5.6x 5.8x 6.1x 6.3x
PE 2006A 86m 31.3x 32.9x 34.5x 36.1x 37.6x
PE 2007E 140m 19.2x 20.2x 21.1x 22.1x 23.1x
PE 2008E
251m
10.7x 11.2x 11.8x 12.3x 12.8x
Implied Multiples - Consensus
EV / EBITDA 2006A 227m 12.8x 13.4x 14.0x 14.6x 15.2x
EV / EBITDA 2007E 291m 10.0x 10.5x 10.9x 11.4x 11.9x
EV / EBITDA 2008E 357m 8.2x 8.6x 8.9x 9.3x 9.7x
PE 2006A
86m
31.2x 32.7x 34.3x 35.9x 37.4x
PE 2007E 112m 23.9x 25.1x 26.3x 27.5x 28.7x
PE 2008E 137m 19.6x 20.5x 21.5x 22.5x 23.5x
Share Price Premia Share Price
2-Week Average
$64.2
3.8% 9.0% 14.2% 19.4% 24.6%
1-Month Average 57.0 16.8% 22.7% 28.5% 34.3% 40.2%
3-Month Average 55.8 19.5% 25.4% 31.4% 37.4% 43.3%
6-Month Average 54.9 21.4% 27.5% 33.5% 39.6% 45.7%
12-Month Average 44.9 48.4% 55.8% 63.2% 70.6% 78.0%
Source: Russia financial data per Russia public filings and Russia management forecasts.
Consensus per IBES consensus estimates as of July 16, 2007
(1) Russia 3/31/2007 Form 10Q, includes shares issued for the California transaction
(2) Russia 2006 Form 10K, pg 96
(3) Net debt as of 3/31/2007 per Russia Form 10Q. Pro forma for assumption of $9m of debt following acquisition of California. Includes $10m cash used for the California transaction in addition to $4.5m and $1.7m cash consideration for acquisitions of ZAO Telecom Agency and 3C Russia, respectively.
Book value of associates as per Russia Form 10Q as of 3/31/2007 and transaction value of minorities (California) using Russia price on date of transaction announcement (12/20/2006)
of US$43.98 for the 8% consideration / 3.1m shares issued to California shareholders.

CONFIDENTIAL
Russia Shareholder Overview
Source: Lionshare
% Held % Held % Held
Shareholder Shares Held Current Shareholder Shares Held 3/31/2007 Shareholder Shares Held 12/31/2006
1 Crown Finance Foundation 10,731,707 26.89% Crown Finance Foundation 10,731,707 29.26% Crown Finance Foundation 10,731,707 29.28%
2
Telenor ASA 7,369,972 18.46% Telenor ASA 7,369,972 20.10% Telenor ASA 7,369,972 20.11%
3 Rostelecom OAO 4,024,067 10.08% Rostelecom OAO 4,024,067 10.97% Rostelecom OAO 4,024,067 10.98%
4 Inure Enterprises Ltd. 3,193,219 8.00% EBRD 3,003,564 8.19% EBRD 3,003,564 8.20%
5
Baring Vostok Capital Partners 1,765,489 4.42% Baring Vostok Capital Partners 1,765,489 4.81% Baring Vostok Capital Partners 1,765,489 4.82%
6 Fidelity Investments International 1,030,503 2.58% Fidelity Investments International 1,030,503 2.81% Fidelity Investments International 1,128,213 3.08%
7 AXA Rosenberg Investment Mgmt 827,426 2.07% AXA Rosenberg Investment Mgmt 827,426 2.26% Barclays Global Investors NA (CA) 838,218 2.29%
8 Barclays Global Investors NA (CA) 652,788 1.64% Barclays Global Investors NA (CA) 652,788 1.78% AXA Rosenberg Investment Mgmt 814,980 2.22%
9
Wellington Management Co. LLP 474,060 1.19% Wellington Management Co. LLP 474,060 1.29% Driehaus Capital Management LLC 680,793 1.86%
10 Martingale Asset Management LP 454,117 1.14% Martingale Asset Management LP 454,117 1.24% Wellington Management Co. LLP 490,500 1.34%
11 Goldman Sachs Asset Management 428,799 1.07% Goldman Sachs Asset Mgmt 428,799 1.17% Martingale Asset Management LP 462,780 1.26%
12 Insight Capital Research & Mgmt 379,975 0.95% Insight Capital Research & Mgmt 379,975 1.04% Deutsche Asset Management 411,875 1.12%
13
State Street Global Advisors 354,266 0.89% State Street Global Advisors 354,266 0.97% DWS Investment GmbH (Germany) 338,000 0.92%
14 Driehaus Capital Management LLC 330,378 0.83% Driehaus Capital Management LLC 330,378 0.90% Griffin Capital Management (UK) Ltd. 312,727 0.85%
15 Griffin Capital Management 312,727 0.78% Griffin Capital Management (UK) Ltd. 312,727 0.85% State Street Global Advisors 300,972 0.82%
16
Renaissance Technologies Corp. 262,300 0.66% Renaissance Technologies Corp. 262,300 0.72% Insight Capital Research & Mgmt 299,613 0.82%
17 Kleinheinz Capital Partners, Inc. 260,000 0.65% Kleinheinz Capital Partners, Inc. 260,000 0.71% Renaissance Technologies Corp. 247,100 0.67%
18 Northern Trust Investments 242,944 0.61% Northern Trust Investments 242,944 0.66% Royce & Associates LLC 240,505 0.66%
19 Royce & Associates LLC 235,705 0.59% Royce & Associates LLC 235,705 0.64% Deka Investment GmbH 225,000 0.61%
20
Clariden Leu AG 205,000 0.51% Clariden Leu AG 205,000 0.56% Kleinheinz Capital Partners, Inc. 205,000 0.56%
TOTAL 33,535,442 84.01% 33,345,787 90.93% 33,891,075 92.47%

CONFIDENTIAL
Viking Shareholder Overview
Source: Lionshare
% Held % Held % Held
Shareholder Shares Held Current Shareholder Shares Held 3/31/2007 Shareholder Shares Held 12/31/2006
1 Alfa Group 75,859,196 36.98% Alfa Group 72,219,708 35.21% Telenor ASA 61,351,416 29.91%
2 Telenor ASA 69,018,316 33.65% Telenor ASA 61,351,416 29.91% Alfa Group 56,853,028 27.72%
3 Egerton Capital Ltd. 3,880,700 1.89% Egerton Capital Ltd. 3,880,700 1.89% Egerton Capital Ltd. 4,177,000 2.04%
4
AllianceBernstein LP 2,202,559 1.07% AllianceBernstein LP 2,202,559 1.07% Capital Guardian Trust Co. 2,428,200 1.18%
5
Blackrock Investment Management 2,089,403 1.02% Blackrock Investment Management 2,089,403 1.02% Blackrock Investment Mgmt 2,377,403 1.16%
6 Capital Growth Management LP 2,050,000 1.00% Capital Growth Management LP 2,050,000 1.00% Fidelity Investments International 2,096,379 1.02%
7 UBS Global Asset Management 1,717,729 0.84% UBS Global Asset Management 1,717,729 0.84% Charlemagne Capital (UK) Ltd. 2,077,793 1.01%
8 Swedbank Robur Fonder AB 1,376,200 0.67% Swedbank Robur Fonder AB 1,376,200 0.67% Capital Growth Management LP 2,070,000 1.01%
9
Nevsky Capital LLP 1,303,700 0.64% Nevsky Capital LLP 1,303,700 0.64% JPMorgan Asset Management 1,913,071 0.93%
10 Orkla ASA (Financial Investments) 1,298,100 0.63% Orkla ASA (Financial Investments) 1,298,100 0.63% UBS Global Asset Management 1,852,571 0.90%
11 Barclays Global Investors NA 1,279,908 0.62% Barclays Global Investors NA (CA) 1,279,908 0.62% DWS Investment GmbH (Germany) 1,744,300 0.85%
12 Baring Asset Management Ltd 1,267,338 0.62% Baring Asset Management Ltd. 1,267,338 0.62% Axiom International Investors LLC 1,713,000 0.84%
13
Capital Guardian Trust Co. 1,228,500 0.60% Capital Guardian Trust Co. 1,228,500 0.60% AllianceBernstein LP 1,698,900 0.83%
14 Credit Suisse Asset Management 1,193,796 0.58% Credit Suisse Asset Management, Inc. (NY) 1,193,796 0.58% Pictet Asset Management 1,514,402 0.74%
15 Axiom International Investors LLC 1,190,000 0.58% Axiom International Investors LLC 1,190,000 0.58% Raiffeisen Kapitalanlage GmbH 1,441,413 0.70%
16 Calamos Advisors LLC 1,100,000 0.54% Calamos Advisors LLC 1,100,000 0.54% Barclays Global Investors NA (CA) 1,352,412 0.66%
17
Pictet Asset Management Ltd. 1,097,320 0.54% Pictet Asset Management Ltd. 1,097,320 0.54% Nevsky Capital LLP 1,303,700 0.64%
18
JPMorgan Asset Management 1,085,841 0.53% JPMorgan Asset Management 1,085,841 0.53% Orkla ASA (Financial Investments) 1,298,100 0.63%
19 Raiffeisen Kapitalanlage GmbH 1,031,600 0.50% Raiffeisen Kapitalanlage GmbH 1,031,600 0.50% Baring Asset Management Ltd. 1,267,338 0.62%
20 East Capital Asset Management AB 948,070 0.46% East Capital Asset Management AB 948,070 0.46% U. S. Global Investors, Inc. 1,256,973 0.61%
TOTAL 172,218,276 83.96% 160,911,888 78.45% 151,787,399 74.00%

CONFIDENTIAL
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written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any penalties. Any such
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